As filed with the Securities and Exchange Commission on January 8, 2021

Registration No. 333-251879

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AGENTIX CORP.
(Exact name of Registrant as Specified in its Charter)

Nevada	46-2876282
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

32932 Pacific Coast Highway, #14-254

Dana Point, California 92629

(Address of Principal Executive Offices, including Zip Code)

Agentix Corp. 2021 Stock Incentive Plan

Agreement Regarding Legal Services

(Full Title of Plans)

Rudy Mazzocchi

Chief Executive Officer

Agentix Corp.

32932 Pacific Coast Highway, #14-254

Dana Point, California 92629

(321) 299-2014

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The sole purpose of this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is to amend and restate Exhibit 99.1. All items have been omitted herefrom other than the facing page, Item 8, the signature page, the Exhibit Index and Exhibit 99.1.

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

Number	Description
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding legality of the common stock being registered †
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (contained in exhibit 5.1) †
23.2	Consent of Consent of Fruci & Associates II, PLLC †
24.1	Powers of Attorney (set forth on the signature page of this Registration Statement) †
99.1	Agentix Corp. 2021 Stock Incentive Plan
99.2	Agreement Regarding Legal Services dated January 2, 2021, by and between Agentix Corp., a Nevada corporation and Thomas Puzzo. †

† Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Coral Springs, Florida, on January 8, 2021.

AGENTIX CORP.

By:	/s/ Rudy Mazzocchi
Name: Rudy Mazzocchi Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Rudy Mazzocchi	Chief Executive Officer and Director	January 8, 2021
Rudy Mazzocchi	(principal executive officer, principal accounting officer and principal financial officer)

*	Director	January 8, 2021
Scott Stevens

*	Director	January 8, 2021
Rehan Huda

*By:	/s/ Rudy Mazzocchi	January 8, 2021
Rudy Mazzocchi Attorney-In-Fact

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EXHIBIT INDEX

Number	Description
99.1	Agentix Corp. 2021 Stock Incentive Plan

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